Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director or officer of Constellation Wines U.S., Inc., Franciscan Vineyards, Inc., Allberry, Inc., Cloud Peak Corporation, Mt. Veeder Corporation, Constellation Brands of Georgia Inc., Constellation Canada Ltd., The Robert Mondavi Corporation , R.M.E., Inc., Robert Mondavi Winery, Robert Mondavi Investments, Robert Mondavi Affiliates, Robert Mondavi Properties, Inc., Vincor Finance, LLC, Vincor International Partnership, Vincor International II, LLC, Vincor Holdings, Inc., R.H. Phillips, Inc., The Hogue Cellars, Ltd., ALCOFI INC., and Spirits Marque One LLC (the "Subsidiary Guarantors"), hereby severally constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by the Constellation Brands, Inc. of debt securities, guarantees thereof by the Subsidiary Guarantors, shares of preferred stock, depositary shares, and shares of class A common stock, any and all amendments and supplements thereto or to the prospectus contained therein (including all pre-effective and post-effective amendments) and any additional registration statement pursuant to Rule 462(b) of the Securities Act and any and all amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done to the end that such Registration Statement or additional registration statement comply with the Securities Act, and the applicable rules and regulations adopted or issued pursuant thereto, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has signed his name effective as of June 26, 2009.

_/s/ José Fernandez
José Fernandez

BST99 1623269-1.025309.0032